EXHIBIT 11

                              TYSON FOODS, INC.
                      Computation of Earnings Per Share

                    (In Thousands Except Per Share Data)

                                                            Quarter Ended
                                                     ------------------------
                                                        April 2,     April 3,
                                                         1994         1993
                                                     ------------------------
Primary:

     Average common shares outstanding
     during the period                                   147,598      147,209

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                            946        1,306
                                                         -------      -------
     Total common and common equivalent
     shares outstanding                                  148,544      148,515
                                                         =======      =======

     Net income                                          $43,121      $46,088
                                                         =======      =======

     Earnings per share                                    $0.29        $0.31
                                                           =====        =====

Fully Diluted:

     Average common shares outstanding
     during the period                                   147,598      147,209

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                               946        1,306
                                                         -------      -------

     Total common and common equivalent
     shares outstanding                                  148,544      148,415
                                                         =======      =======

     Net income                                          $43,121      $46,088
                                                         =======      =======

     Earnings per share                                    $0.29        $0.31
                                                           =====        =====




                                     20
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EXHIBIT 11

                              TYSON FOODS, INC.
                      Computation of Earnings Per Share

                    (In Thousands Except Per Share Data)

                                                          Six Months Ended
                                                     ------------------------
                                                       April 2,    April 3,
                                                        1994        1993
                                                     ------------------------
Primary:

     Average common shares outstanding
     during the period                                   147,550      147,151

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                            946        1,306
                                                         -------      -------
     Total common and common equivalent
     shares outstanding                                  148,496      148,457
                                                         =======      =======

     Net income                                          $87,500      $85,484
                                                         =======      =======

     Earnings per share                                    $0.59        $0.58
                                                           =====        =====

Fully Diluted:

     Average common shares outstanding
     during the period                                   147,550      147,151

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                               946        1,306
                                                         -------      -------
     Total common and common equivalent
     shares outstanding                                  148,496      148,457
                                                         =======      =======

     Net income                                          $87,500      $85,484
                                                         =======      =======

     Earnings per share                                    $0.59        $0.58
                                                           =====        =====




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